Caution: Forward Looking Statements Statements made in the course of this meeting that state the Company’s or Management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s reports on Form 10-K for the year ended December 31, 2017 and Form 10-Q for the fiscal quarter ended March 31, 2018. Copies of these documents may be obtained by contacting the Company or the SEC or on the Company website at www.ruger.com/corporate/ or the SEC website at www.sec.gov. We reference non-GAAP EBITDA. Please note that the reconciliation of GAAP net income to non-GAAP EBITDA can be found in our Form 10-K for the year ended December 31, 2017 and our Form 10-Q for the quarter ended March 31, 2018, which are also posted on our website. Furthermore, the Company disclaims all responsibility to update forward-looking statements.

NSSF Firearms Available to Consumer Market - 2 4 6 8 10 12 14 16 F i r e a r m P r o d u c t i o n ( i n M i l l i o n s )

NSSF Firearms Available to Consumer Market - 2 4 6 8 10 12 14 16 F i r e a r m P r o d u c t i o n ( i n M i l l i o n s )

Monthly Adjusted NICS * * In Thousands, as of March 31, 2018. 500 750 1,000 1,250 1,500 1,750 2,000 2,250 2,500 2010 2011 2012 2013 2014 2015 2016 2017 2018 December 2011 December 2010 December 2012 December 2013 December 2014 December 2015 December 2016 December 2017

Quarterly Financial Results (in Millions, Except Per Share Data) 2018 2017 Q1 Q4 Q3 Q2 Q1 Revenues $131.2 $118.2 $104.8 $131.9 $167.4 GrossMargin $35.8 $33.1 $30.2 $34.9 $55.8 Operating Profit $18.6 $13.9 $13.3 $15.3 $33.9 14% 12% 13% 12% 20% EPS $0.81 $0.59 $0.53 $0.57 $1.21 EBITDA $27.1 $22.6 $20.8 $25.0 $43.6 21% 19% 20% 19% 26%

Quarterly Finished Goods Unit Inventory (in Thousands) - 50 100 150 200 250 300 350 400 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Ruger 51,000

Quarterly Finished Goods Unit Inventory (in Thousands) - 50 100 150 200 250 300 350 400 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Ruger 51,000 Distributor 252,200

Quarterly Finished Goods Unit Inventory (in Thousands) - 50 100 150 200 250 300 350 400 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Ruger 51,000 Distributor 252,200 Target Distributor Inventory at 6 Turns is 273,000 Units

Cash Returned to Shareholders (in Millions) $0 $20 $40 $60 $80 $100 $120 $140 201220112010200920082007 2013 2014 20152006 2016 Special Dividend $87 Million StockRepurchase $25 Million StockRepurchase $20 Million Stock Repurchase $27 Million Stock Repurchase $65 Million Our conservative balance sheet allows us to capitalize on opportunities to return additional cash to our shareholders. Q1 2018 2017

Investor Communications We anticipate releasing 2018 quarterly earnings and holding investor conference calls on the following dates: Earnings Release Conference Call Q2 2018 August 1, 2018 August 2, 2018 Q3 2018 October 31, 2018 November 1, 2018 Q4 2018 February 20, 2019 February 21, 2019